CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258734 on Form S-3 and Registration Statement No. 333-259822 on Form S-8 of our report dated March 7, 2024, relating to the financial statements of MarketWise, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Baltimore, MD

March 7, 2024